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                    TROOP MEISINGER STEUBER & PASICH, LLP
                                   LAWYERS


                                April 28, 1997

Dental Medical Diagnostic Systems, Inc.
200 North Westlake Boulevard
Westlake Village, CA  91362

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") filed by you with the Securities and Exchange Commission as Registration No. 333-22507 on April 4, 1997, as amended to the date hereof, in order to register under the Securities Act of 1933, as amended, up to 5,360,240 shares of the common stock of the Company, par value $.01 per share (the "COMMON STOCK"), and 3,475,000 redeemable Common Stock purchase warrants, including (i) up to 1,500,000 shares of Common Stock to be issued by the Company (the "COMPANY SHARES"), (ii) 1,500,000 redeemable Common Stock purchase warrants to be issued by the Company (the "COMPANY WARRANTS"), (iii) 1,500,000 shares of Common Stock issuable upon exercise of the Company Warrants (the "COMPANY WARRANT SHARES"), (iv) 1,600,000 redeemable Common Stock purchase warrants to be issued to certain selling securityholders in exchange for warrants that were issued to them in connection with the Company's November 1996 bridge financing (the "SELLING SECURITYHOLDERS' WARRANTS"), (v) 1,600,000 shares of Common Stock to be issued upon exercise of the Selling Securityholders' Warrants (the "SELLING SECURITYHOLDERS' WARRANT SHARES"), (vi) 150,000 shares of Common Stock issuable by the Company upon exercise of a purchase option granted to the Underwriter (the "UNDERWRITER PURCHASE OPTION SHARES"), (vii) 150,000 redeemable Common Stock purchase warrants (the "UNDERWRITER PURCHASE OPTION WARRANTS") issuable upon exercise of a warrant purchase option granted to the Underwriter, (viii) 150,000 shares of Common Stock issuable upon exercise of the Underwriter Purchase Option Warrants (the "UNDERWRITER PURCHASE OPTION WARRANT SHARES"), (ix) 10,240 shares of Common Stock (the "OPTION SHARES") issuable upon exercise of options granted by the Company to certain optionholders (the "OPTIONS"), (x) up to 225,000 shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option (the "OVER-ALLOTMENT SHARES"), (xi) up to 225,000 redeemable Common Stock purchase warrants (the "OVER-ALLOTMENT WARRANTS") issuable upon exercise of the Underwriter's over-allotment option and (xii) up to 225,000 shares of Common Stock issuable upon the exercise of Over-Allotment Warrants (the "OVER-ALLOTMENT WARRANT SHARES").

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TROOP MEISINGER STEUBER & PASICH, LLP

Dental Medical Diagnostic Systems, Inc.
April 23, 1997
Page 2

     Subject to compliance with applicable state securities or "blue sky" laws, we are of the opinion that (i) the Company Shares, the Company Warrants, the Company Warrant Shares, the Selling Securityholders' Warrants, the Selling Securityholders' Warrant Shares, the Underwriter Purchase Option Shares, the Underwriter Purchase Option Warrants, the Underwriter Purchase Option Warrant Shares, the Option Shares, the Over-Allotment Shares, the Over-Allotment Warrants, and the Over-Allotment Warrant Shares have been duly authorized; (ii) the Company Shares, the Company Warrants, the Company Warrant Shares, the Selling Securityholders' Warrants, the Selling Securityholders' Warrant Shares, the Underwriter Purchase Option Shares, the Underwriter Purchase Option Warrants, the Underwriter Purchase Option Warrant Shares, the Option Shares, the Over-Allotment Shares, and the Over-Allotment Warrant Shares will, upon receipt of payment therefor as specified in the Registration Statement, constitute legally and validly issued, fully paid and non-assessable securities of the Company, and (iii) the Company Warrant Shares, the Selling Securityholders' Warrant Shares, the Underwriter Purchase Option Warrant Shares, the Option Shares and the Over-Allotment Warrant Shares, upon exercise and payment therefor, in accordance with the terms of the Company Warrants, the Selling Securityholders' Warrants, the Underwriter Purchase Option Warrants, the Options and the Over-Allotment Warrants, respectively, will constitute legally and validly issued, fully paid and non-assessable shares of the Common Stock.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                              Respectfully submitted,

                              /s/ Troop Meisinger Steuber & Pasich, LLP

                              TROOP MEISINGER STEUBER & PASICH, LLP